Exhibit 99.2
INVESTOR PRESENTATION October 29, 2024

SAFE HARBOR STATEMENT 2 This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This includes, without limitation, financial guidance and projections, including underlying assumptions, and statements with respect to expectations of the Company’s future financial condition, results of operations, cash flows, potential price increases, plans, targets, goals, objectives, performance, growth potential, engines and opportunities and expected growth rates and targets; long-term outlook; industry-leading comparable sales growth, retention and competitive position; quality control and supply chain efficiencies; operational execution and retention; annualized average unit volume; the Company’s differentiation and strong foothold in the off-premise channel; the opportunity for additional domestic and foreign locations and licensees and territories; target returns for new restaurant openings; international expansion; North Italia and Fox Restaurant Concepts (“FRC”) as growth drivers and FRC as an incubation engine; new restaurant targeted ranges and unit growth rates. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including changes in interest rates, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of our restaurants and potential reputational damage to us or any of our brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia and the FRC concepts; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of our landlords and other tenants in retail centers in which our restaurants are located, and our ability to successfully manage our lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to us; the timing of our new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting our business; adverse weather conditions in regions in which our restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

COMPANY OVERVIEW

INVESTMENT HIGHLIGHTS 4 • Experiential dining category leader with diversified growth engines • Best-in-class operational execution and industry-leading retention • Significant growth opportunities driving one of the highest expected growth rates in the casual dining industry • Differentiation and strong foothold in the off-premise channel

CAKE AT A GLANCE 5 (1) Market data as of October 1, 2024. (2) Represents fiscal year 2023 revenue for the twelve months ended January 2, 2024. We own and operate 344 restaurants across the US and Canada including: • 215 The Cheesecake Factory locations • 40 North Italia locations • 35 Flower Child locations • 47 Fox Restaurant Concepts locations Our nearly 48,000 staff members recently helped us become one of the Fortune “100 Best Companies to Work For®” for the 11th consecutive year 34 International CCF Locations China Thailand Mexico Bahrain Kuwait Saudi Arabia Qatar | UAE FOUNDED 1972 IPO 1992 TICKER CAKE REVENUE(2) $3.4B HEADQUARTERS CALABASAS HILLS, CA MARKET CAP(1) $2.1B PORTFOLIO OF EXPERIENTIAL DINING CONCEPTS

6

GLOBAL FOOTPRINT 7 Company-Owned: 215 (Including Toronto, Canada) Latin America Mexico City (5) Monterrey (1) Guadalajara (1) Querétaro (1) Asia Shanghai (3) Beijing (1) Chengdu (1) Hangzhou (1) Hong Kong (1) Macau (1) Thailand (1) Middle East UAE (6) Saudi Arabia (4) Kuwait (3) Qatar (3) Bahrain (1) International – Licensed: 34 Opportunity for 300 Domestic Locations Long runway for growth as we continue to open in new and existing markets Continued International Expansion In existing and new markets with current licensees and evaluating new markets High-quality, High-profile Locations Worldwide Strong presence in premier markets with attractive consumer demographics

8 High-Energy Atmosphere Contemporary Décor Distinct, High-Quality Cheesecakes and Desserts Best-in-Class Execution Exceptional Service Menu Breadth and Innovation Made Fresh From Scratch MENU OPERATIONS AMBIANCE BAKERY A HIGHLY DIFFERENTIATED CONCEPT

9 INTEGRATED BAKERY – THE “CHEESECAKE” MAGIC Enables creativity, quality control and supply chain efficiencies 60 Varieties of cheesecakes & 2 desserts Bakery production facilities 17% FY 2023(1) 1 FY 2019 6% (1) (1) Percent of total sales. Impressive Level of Dessert Sales

BEST-IN-CLASS STAFFING AND OPERATIONS 10 Well-positioned to attract and retain high-quality, experienced staff as an employer of choice • Top-tier recruiting and training programs • Fortune’s ‘100 Best Companies to Work For’ List for 11 consecutive years • Competitive compensation, benefits and healthcare options • High sales volume restaurants provide predictability and stability for staff Average Tenure by Position 34 years 25 years 20 years 19 years 12 years 11 years Executive VP of Operations Regional Vice Presidents Area Directors of Operations Area Kitchen Operations Managers General Managers Executive Kitchen Managers EXCEPTIONAL SERVICE AND OPERATIONAL EXECUTION SUPPORTED BY INDUSTRY-LEADING RETENTION 2023 PEOPLE Companies that Care logo © 2023 TI Gotham, Inc., a Dotdash Meredith company. Used under license. From Fortune. ©2023, ©2024 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

DIFFERENTIATION IN OFF-PREMISE 11 • Extensive menu with over 225 items made from scratch daily • Large portions designed for sharing • Lower incremental delivery pricing versus peers • Fully integrated systems for better execution • Separate bakery counter and register for pick-up of orders Exceptional Value Operational Execution • Omni channel ordering – Online | Delivery | Phone | In-person • Curbside delivery, geo-location and real-time tracking • Redesigned to-go packaging to improve food quality Guest Experience and Convenience 9% 11% 16% 43% 32% 25% 22% 22% 21% 21% OFF-PREMISE SALES % OF TOTAL REVENUE OFF-PREMISE AWS FOR FY 2023(2) $51.9 $25.2 $22.6 $20.5 $18.1 $17.7 $15.2 $15.2 $14.7 $12.6 Olive Garden Carrabba's BJ's Texas Roadhouse Chili's Outback Cracker Barrel Red Robin LongHorn (1) $2.5 million in off-premise sales per restaurant is annualized based on 3Q24. (2) Company reports and Gordon Haskett Research Advisors. ($ in thousands) $2.5 million per restaurant (1) LEVERAGING OUR DIFFERENTIATED POSITIONING TO DRIVE THE HIGHEST OFF-PREMISE AVERAGE WEEKLY SALES

12 ICONIC BRAND AND CULT STATUS

Followers(1) (in thousands) Followers / $M Sales(2) Followers / $M Sales Instagram Followers 0 200 400 600 800 1,000 1,200 CAKE Maggiano's Outback Bonefish Olive Garden YardHouse Chili's Cracker Barrel BJ's Restaurants LongHorn Carrabba's Texas Roadhouse - 75 150 225 300 375 450 CAKE Maggiano's Outback Bonefish Olive Garden YardHouse Chili's Cracker Barrel BJ's Restaurants LongHorn Carrabba's Texas Roadhouse 13 STRONG CONSUMER ENGAGEMENT CAKE has more Instagram followers and significantly outpaces peers in followers relative to sales Leveraging the STRENGTH OF OUR BRAND across social media channels to ENGAGE WITH OUR CONSUMERS and further ENHANCE BRAND AWARENESS MILLIONS OF FOLLOWERS (1) Instagram Follower count as of May 3, 2024. (2) Sales represent fiscal year 2023 revenue based on latest SEC 10-K filings and company presentations.

BROAD APPEAL AND BRAND AFFINITY

Diverse Appeal
Across a broad demographic range

Extensive Menu
Something for every taste, every price point

Special Occasions
Seen as a destination for experiential dining

Signature Desserts
High-quality cheesecakes and desserts

"***Consumers (millennials in particular)*** *regularly rank the Cheesecake Factory as one of the* ***best chain restaurants,*** *as well as* ***having the best ambiance*** *and the* ***best quality food****. A chain restaurant* ***triple threat*** *if there was ever one.*"

-Vox, December 24, 2022

FOOD GROWTH OPERATIONS FSR EVENTS MEDIA RESOURCES

These are the Most-Beloved Restaurant Brands in America

The Cheesecake Factory Ranks No. 12

OCT 11 2023

FOOD GROWTH OPERATIONS FSR EVENTS MEDIA RESOURCES

The Cheesecake Factory Ranks No. 1 in Casual Dining Online Reputation Study

DEC 12 2023

The Cheesecake Factory

Sources:
(1) The Cheesecake Factory Ranks No. 1 in Casual Dining Online Reputation Study, SOCi Marketing Study, FSR Magazine, December 12, 2023.
(2) Most-Beloved Restaurant Brands in America - Savanta's Marketing Intelligence Platform BrandVue Eating Out, FSR Magazine, October 11, 2023.

14

CHEESECAKE REWARDS® 15 PROGRAM OBJECTIVE A SURPRISE and DELIGHT program To leverage data analytics to engage more effectively with our guests and drive incremental sales while maintaining our restaurant level margins Published Offers To support member acquisition and on-going engagement Offered to all rewards members Unpublished Offers To surprise and delight our guests and drive incremental member visits Tailored rewards offered to all members Marketable Offers To leverage key marketable moments to drive increased engagement Offered to all rewards members Opportunity to drive incremental traffic ®

$12.2 $9.8 $9.7 $7.6 $6.1 $5.6 $4.9 $4.1 $3.6 $3.6 $3.3 Maggiano's Yard House Texas Roadhouse BJ's Olive Garden LongHorn Outback Carrabba's Chili's Bonefish With a Moderate Average Check (1) Driving the Highest Unit Volumes in the Industry(1) ($ in millions) $36 $35 $34 $31 $28 $28 $25 $23 $22 $21 $20 Maggiano's Yard House Bonefish Outback LongHorn Carraba's Olive Garden Texas Roadhouse BJ's Chili's 16 (1) Latest SEC 10-K filings and company presentations. (2) Average check for The Cheesecake Factory defined as on-premise average check for FY 2023. (2)

17

18 • Filling White Space for an On-Trend, Contemporary Italian Offering • Menu features classic Italian favorites with a fresh twist from hand-tossed pizzas and homemade pastas to crave-worthy appetizers, salads and seasonal entrees • Unique menu items tailored to local markets • All dishes handmade from scratch daily • Serving lunch, dinner, weekend brunch & weekday happy hour • Robust selection of wine, beer and craft cocktails driving ~25% alcohol mix • Average check of low to mid $30s for lunch and low to mid $40s for dinner

19 • Potential for 200 domestic locations over time • Currently have 40 locations in 13 states & Washington D.C. • Italian is one of the most popular ethnic cuisines in the United States • Targeting ~20% average annual unit growth • Attractive return profile and sales growth Comp Sales 3Q24 (vs. 3Q23): 2% FY ‘23 (vs. FY ‘22): 8%

20

FLOWER CHILD

HEALTHY FOOD FOR A HAPPY WORLD

On a simple, soul-satisfying mission to spread positively delicious vibes and healthy food.


FLOWER CHILD





- A differentiated concept in the growing fast casual dining segment
    - 35 locations in 12 states
- Targeting ~15% - 20% average annual unit growth
- A healthy, balanced dining experience with organic, gluten-free and vegan dishes
    - All dishes handmade from scratch daily
    - Menu features customizable bowls, wraps, salads, veggies and healthy proteins
- Attractive consumer demographic
- Significant off-premise volumes - trending over 50% of sales(1)
    - Separate take-out area for third-party delivery and take-out business choose happy




good goes around

FLOWER CHILD
HEALTHY FOOD FOR A HAPPY WORLD

(1) As of Q3 2024 ending October 1, 2024.

21

22

FOX RESTAURANT CONCEPTS (FRC) 23 FRC HIGHLIGHTS • Locations: 47 • Geographies 10 states • FY 2023 Revenue(1) $264M (1) Fiscal year 2023 revenue represents revenue for the twelve months ended January 2, 2024 and excludes revenue for Flower Child. FRC serves as an incubation engine, innovating new food, dining and hospitality experiences to create fresh, exciting concepts for the future FRC’s experiential concepts are designed to deliver unique guest experiences across different industry segments, occasions, square footage and geographies Provides Diversification | Accretive Unit Growth Potential | Value Creation Opportunities “Great hospitality, every time.” - Sam Fox

Culinary forward. First class hospitality. Concepts like no other. DIVERSIFYING OUR PORTFOLIO ACROSS EXPERIENTIAL FOR GROWTH 24 National Expansion Boutique Brands Incubation Stage Testing Growth Global Footprint

Accelerating Unit Growth AS MANY AS 22 NEW UNITS IN 2024 17 NROs YTD ACCELERATING UNIT GROWTH As of October 29, 2024 13 New Restaurants Opened in 2022 16 New Restaurants Opened in 2023 The Cheesecake Factory | Orem, UT Doughbird | Dallas, TX The Henry | Nashville, TN Culinary Dropout Atlanta, GA Birmingham, AL Dallas, TX Flower Child North Italia Houston, TX Dallas, TX Charlotte, NC Peoria, AZ Salt Lake City, UT Charlotte, NC Frontenac, MO Plano, TX Phoenix, AZ Coronado, CA Peoria, AZ Blanco |

FINANCIAL PERFORMANCE

27 DRIVING STRONG SALES GROWTH FY 2023 COMP SALES AVERAGE WEEKLY SALES (2) FY 2023 AVERAGE WEEKLY SALES Q3 2024 COMP SALES AVERAGE WEEKLY SALES (2) Q3 2024 vs 2022 3.0% 8% vs 2022 3% vs 3Q23 1.6% 2% vs 3Q23 (4)% ~$231,000 Equates to $12.0M Annualized AUV(1) ~$141,800 Equates to $7.4M Annualized AUV(1) ~$116,500 Equates to $6.1M Annualized AUV(1) (1) 3Q24 Average Unit Volumes (AUV) annualized based on average weekly sales. (2) FRC excludes Flower Child.

Q3 2024 HIGHLIGHTS(1) 28 Total Revenue $865M Up 4% from PY Adj. Net Inc. Margin 3.3% Up 100 bps from PY Capital Allocation (1) A reconciliation of Non-GAAP measures can be found in the appendix. (2) The Cheesecake Factory comparable sales outperformed the casual dining industry by 310 bps as measured by the Black Box casual dining index. (3) Represents total company owned and operated restaurants across the US and Canada. Adjusted EPS $0.58 Up 49% from PY The Cheesecake Factory Comp Sales 1.6% 310 bps above Industry (2) $54M CapEx $1M Repurchases $13M Dividends Unit Growth 4 NROs Restaurant Count(3) 341 Up 6% from 323 in PY

2024 UNDERLYING KEY ASSUMPTIONS(1) 29 (1) Assumes no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material. (2) Future decisions to pay or to increase or decrease dividends or to repurchase shares are at the discretion of the Board and will be dependent on several factors. Consolidated Sales Approximately $3.57 Billion CCF AUVs Approximately $12.4 Million Net Income Margin Targeting approximately 4.5% at the stated sales level New Unit Growth As many as 22 New Restaurant Openings • 3 The Cheesecake Factory locations • 6 North Italia locations • 6-7 Flower Child locations • 8 FRC restaurants Capital Expenditure Approximately $180 Million - $200 Million Dividend Program Q4 2024 dividend of $0.27 per share(2) Share Repurchase Program Offset dilution from employee stock-based compensation and support EPS(2)

QUALITY GROWTH OPPORTUNITY

Diversified Portfolio

Differentiated experiential concepts diversified across industry segment, price point, cuisine, occasion and real estate

Attractive Growth Potential

Significant runway for future development across portfolio of concepts to drive accretive growth over time

Value Creation Opportunities

Leveraging brand power, operational excellence, scale, supply chain and real estate development expertise

New Unit Growth Targets(1)(2)

	Size(3)	Sales per Sq Ft(3)	Annual Unit Growth
The Cheesecake Factory	7,000 - 10,000	~$1,100 - $1,200	~2% - 3%
NORTH ITALIA	6,000 - 7,000	~$1,200 - $1,300	~20%
FLOWER CHILD	3,000 - 4,000	~$1,100 - $1,200	~15% - 20%
FOX RESTAURANT CONCEPTS	3,500 - 15,000	~$1,100	~10% - 15%

LONG-TERM OUTLOOK(2)

AVERAGE ANNUAL GROWTH TARGETS

1% - 2%
Comparable Sales Growth

7% - 8%
Top-line Revenue Growth

(1) Illustrative example of new restaurant openings targeted size, sales per square foot and annual unit growth; Targets represent steady-state and typically are reached after 3 years of operations.
(2) Targets are forward-looking and are based upon assumptions that there are no material operating or consumer disruptions as well as assumptions with respect to future decisions, which are subject to change. Actual results will vary and those variations may be material.
(3) Target size and sales per square foot are an average based on productive square feet defined as all interior square footage plus seasonally adjusted exterior patio square footage.

The Cheesecake Factory
30

HISTORY OF OUTPERFORMING THE INDUSTRY (4.2)% (6.8)% (0.3)% 4.0% 4.2% 3.3% 2.6% 4.1% 3.8% 0.4% 0.9% 2.5% (27.4)% 3.3% 10.5% 13.9% (4.3)% (8.7)% (6.1)% 1.0% 2.0% (0.9)% (1.6)% 0.8% (0.4)% (2.2)% 0.5% 1.4% (24.0)% (0.9)% 6.5% 10.3% 2008 Knapp-Track Index Comparable Sales - Historical 2-year Stack(1),(2) Industry Outperformance During Economic Downturn Geographical discrepancies in dining restrictions & reopening timelines 31 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020(1) 2021(2) 2022(2) 2023(2) Comparison to pre-pandemic sales (2019) (1) 2020 results reflect the impact of the COVID-19 pandemic. (2) Due to impact of COVID-19 pandemic on results 2021, 2022 and 2023 compare against 2019.

DURABLE BUSINESS OVER TIME(1) 32 $0.84 $1.07 $1.42 $1.64 $1.88 $2.10 $1.97 $2.37 $2.83 $2.60 $2.51 $2.61 $(1.49) $2.13 $1.51 $2.69 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 Capital Allocation Detail $85 $163 $128 $120 $112 $107 $135 $94 $158 $100 $163 $120 $(47) $146 $50 $67 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 $85 $37 $42 $77 $86 $106 $114 $154 $158 $139 $128 $99 $50 $67 $112 $152 $173 $52 $172 $101 $184 $141 $109 $146 $123 $109 $51 $4 $6 $63 $46 $13 $27 $30 $36 $42 $50 $56 $61 $16 $42 $53 64,009 44,545 49,050 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22 '23 Capex / Investment Share Repurchases Common Stock Dividend Weighted Average Shares Outstanding Adjusted Earnings/(Loss) Per Common Share Free Cash Flow '20 '20 (1) A reconciliation of Non-GAAP measures can be found in the appendix. 2020 results reflect the impact of the pandemic and the issuance of 200,000 shares of Series A Convertible Preferred Stock. An explanation regarding accounting reclassifications for prior years can be found in the 10-K and 10-Q. (2) 2019 Capex / Investment does not include the acquisition of North Italia and Fox Restaurant Concepts. (2) (2)

APPENDIX

NON-GAAP RECONCILIATIONS

In addition to the results provided in accordance with the Generally Accepted Accounting Principles ("GAAP") in this presentation, the Company is providing non-GAAP measurements which present adjusted diluted net income/(loss) per common share excluding the impact of certain items, adjusted net income margin and free cash flow.

The non-GAAP measurements are intended to supplement the presentation of the Company's financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

($ in millions)	Fiscal Year															
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Cash flow from operations [(1)]	$ 170	$ 200	$ 170	$ 197	$ 198	$ 213	$ 249	$ 248	$ 316	$ 239	$ 291	$ 219	$ 3	$ 213	$ 162	$ 218
Capital expenditures / investments	85	37	42	77	86	106	114	154	158	139	128	99	50	67	112	152
Free cash flow[(2)]	**$ 85**	**$ 163**	**$ 128**	**$ 120**	**$ 112**	**$ 107**	**$ 135**	**$ 94**	**$ 158**	**$ 100**	**$ 163**	**$ 120**	**$ (47)**	**$ 146**	**$ 50**	**$ 67**

The Cheesecake Factory

(1) The excess tax benefit related to stock options exercised is no longer reclassified from cash flows from operating activities to cash flows from financing activities in the consolidated statements of cash flows. The consolidated statements of cash flows for fiscal 2016, 2015, 2014, 2013, 2012, 2011, 2010, 2009 and 2008 have been adjusted to conform to the subsequent years presentation.
(2) Free cash flow may not add due to rounding.

34

NON-GAAP RECONCILIATIONS

($ in thousands, except per share data)	Fiscal Year																Fiscal Quarter	
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	3Q23	3Q24
Net income/(loss)	**$ 52,293**	**$ 42,833**	**$ 81,713**	**$ 95,720**	**$ 98,423**	**$114,356**	**$101,276**	**$116,523**	**$139,494**	**$157,392**	**$ 99,035**	**$127,293**	**$(277,107)**	**$ 49,131**	**$ 43,123**	**$ 101,351**	**$ 17,945**	**$ 29,994**
Impairment of assets and lease termination expenses/(income)[1]	2,952	26,541	-	1,547	9,536	(561)	696	6,011	114	10,343	17,861	18,247	219,333	18,139	31,387	29,464	48	(3,472)
Partial IRS settlement	-	-	-	(1,794)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Termination of Interest rate swap	-	7,421	7,376	-	-	-	-	-	-	-	-	-	-	2,354	-	-	-	-
Chairman and CEO employment agreement	-	2,550	-		-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from variable life insurance contract	-	(668)	-	-	(419)	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	479	4,754	13,439	-	-	-	-	-	-
Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(52,672)	-	-	-	-	-	-
Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	5,270	2,699	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)[2]	-	-	-	-	-	-	-	-	-	-	-	1,033	(3,872)	19,510	13,368	11,686	1,414	1,020
Dividends on Series A preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	13,485	18,661	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	-	-	-	-	-	-	-	-	-	-	-	-	-	4,581	-	-	-	-
Direct and incremental Series A preferred stock issuance costs	-	-	-	-	-	-	-	-	-	-	-	-	10,257	-	-	-	-	-
Assumed impact of potential conversion of Series A preferred stock into common stock	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
COVID-19 related costs[3]	-	-	-	-	-	-	-	-	-	-	-	-	22,963	4,917	-	-	-	-
Uncertain tax positions	-	-	-	-	-	-	-	-	-	-	-	-	-	7,139	-	-	-	-
Tax effect of adjustments[4]	(1,181)	(14,605)	(2,951)	(331)	(3,814)	224	(278)	(2,404)	(46)	(4,329)	(5,880)	3,818	(62,692)	(11,679)	(11,637)	(10,699)	(380)	638
One-time tax items[5]	-	-	-	-	-	-	-	-	-	(38,525)	-	-	-	-	-	-	-	-
Adjusted net income/(loss)	**$ 54,064**	**$ 64,072**	**$ 86,138**	**$ 95,142**	**$103,726**	**$114,019**	**$101,694**	**$120,130**	**$139,562**	**$125,360**	**$115,770**	**$116,428**	**$ (74,934)**	**$112,753**	**$ 76,241**	**$ 131,802**	**$ 19,027**	**$ 28,180**
Revenues												**$2,482,692**					**$830,210**	**$865,471**
Adjusted net income margin												**4.7%**					**2.3%**	**3.3%**
Diluted net income/(loss) per share	**$ 0.82**	**$ 0.71**	**$ 1.35**	**$ 1.64**	**$ 1.78**	**$ 2.10**	**$ 1.96**	**$ 2.30**	**$ 2.83**	**$ 3.27**	**$ 2.14**	**$ 2.86**	**$ (6.32)**	**$ 1.01**	**$ 0.86**	**$ 2.07**	**$ 0.37**	**$ 0.61**
Impairment of assets and lease termination expenses/(income)[1]	0.05	0.44	-	0.03	0.17	(0.01)	0.01	0.12	0.00	0.21	0.39	0.41	4.36	0.34	0.62	0.61	-	(0.07)
Partial IRS settlement	-	-	-	(0.03)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Termination of Interest rate swap	-	0.12	0.12	-	-	-	-	-	-	-	-	-	-	0.04	-	-	-	-
Chairman and CEO employment agreement	-	0.04	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Proceeds from variable life insurance contract	-	(0.01)	-	-	(0.01)	-	-	-	-	-	-	-	-	-	-	-	-	-
Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	0.01	0.10	0.30	-	-	-	-	-	-
Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(1.18)	-	-	-	-	-	-
Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	0.12	0.05	-	-	-	-	-
Acquisition-related contingent consideration, compensation and amortization expenses/(benefit)[2]	-	-	-	-	-	-	-	-	-	-	-	0.02	(0.08)	0.37	0.27	0.24	0.03	0.02
Dividends on Series A preferred stock	-	-	-	-	-	-	-	-	-	-	-	-	0.27	0.35	-	-	-	-
Net income attributable to Series A preferred stock to apply if-converted method	-	-	-	-	-	-	-	-	-	-	-	-	-	0.09	-	-	-	-
Direct and incremental Series A preferred stock issuance costs	-	-	-	-	-	-	-	-	-	-	-	-	0.20	-	-	-	-	-
Assumed impact of potential conversion of Series A preferred stock into common stock	-	-	-	-	-	-	-	-	-	-	-	-	0.80	(0.08)	-	-	-	-
COVID-19 related costs[3]	-	-	-	-	-	-	-	-	-	-	-	-	0.46	0.09	-	-	-	-
Uncertain tax positions	-	-	-	-	-	-	-	-	-	-	-	-	-	0.13	-	-	-	-
Tax effect of adjustments[4]	(0.03)	(0.23)	(0.05)	-	(0.06)	0.01	-	(0.05)	0.00	(0.09)	(0.12)	0.09	(1.25)	(0.22)	(0.23)	(0.22)	(0.01)	0.01
One-time tax items[5]	-	-	-	-	-	-	-	-	-	(0.80)	-	-	-	-	-	-	-	-
Adjusted diluted net income/(loss) per share[6]	**$ 0.84**	**$ 1.07**	**$ 1.42**	**$ 1.64**	**$ 1.88**	**$ 2.10**	**$ 1.97**	**$ 2.37**	**$ 2.83**	**$ 2.60**	**$ 2.51**	**$ 2.61**	**$ (1.49)**	**$ 2.13**	**$ 1.51**	**$ 2.69**	**$ 0.39**	**$ 0.58**

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded can be found in the Selected Segment Information table in the 10-K and 10-Q.
(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(3) Represents incremental costs associated with COVID-19 such as sick and vaccination pay, healthcare and meal benefits for furloughed staff members, additional sanitation and personal protective equipment.
(4) The tax effect assumes a tax rate based on the federal statutory rate and an estimated blended state tax rate.
(5) Fiscal 2017 includes a $38.5 million benefit to the income tax provision related to tax reform enacted in December 2017.
(6) Adjusted diluted net income/(loss) per share may not add due to rounding.

The Cheesecake Factory

35